                                                                   Exhibit 10.20


                              EMPLOYMENT AGREEMENT

     This Employment Agreement is made as of August 1, 1997 and modified on March 12, 1998 by and among Donnelley Enterprise Solutions Incorporated, a Delaware corporation (the "Company"), and Tom Munro (the "Executive").
                                -------

     WHEREAS, the Company desires to employ the Executive as its Chief Financial Officer and the Executive desires to accept such employment, for the term and upon the conditions set forth in this Agreement.

                                   Agreement
                                   ---------

     Now, therefore, the parties hereto hereby agree as follows:

     1.   Employment.  Subject to the terms and conditions set forth in this
          ----------
Agreement, the Company offers and the Executive hereby accepts employment, effective as of August 1, 1997.

     2.   Term.  Subject to earlier termination as hereafter provided, the
          ----
Executive shall be employed hereunder for an original term commencing on the Effective Date and ending at 5:00 p.m., Chicago time, on the third anniversary of the Effective Date, or such later date to which the parties may agree. The term of this Agreement is hereafter referred to as "the term of this Agreement" or "the term hereof".

     3.   Capacity and Performance.
          ------------------------

            3.1. Offices.  During the term hereof and for the compensation
                 -------
     described in Section 4 below, the Executive shall serve as the Chief Financial Officer. The Executive shall be subject to the direction of the CEO, Chairman, President (or any one of them to whom the Executive then reports, hereinafter referred to as the "Reporting Executive"), and shall have such other powers, duties and responsibilities consistent with the Executive's position as Chief Financial Officer, as may from time to time be prescribed by the Reporting Executive. In addition, for so long as the Executive is employed by the Company and, unless otherwise determined by the Reporting Executive, without further compensation, the Executive shall serve as a director of one or more of the Company's subsidiaries if so elected or appointed from time to time.

            3.2.  Performance.  During the term hereof, the Executive shall be
                  -----------
     employed by the Company and shall perform and discharge (faithfully, diligently and to the best of the Executive's ability) such duties and responsibilities on behalf of the Company and its subsidiaries as may be designated from time to time by the Reporting Executive. During the term hereof, the Executive shall devote the Executive's full business time and attention to the advancement of the business and interests of the Company and its subsidiaries and to the discharge of the Executive's duties and responsibilities hereunder. Nothing contained herein shall be construed to prohibit or restrict the Executive from (a) serving in various capacities in community, civic, religious or charitable organizations, (b) serving as a member of the boards of non-affiliated entities provided such entities do not compete with the Company and such service does not create a conflict of interest as determined by the Board, or (c) attending to personal business and investment matters. It is expressly agreed that any such service or activity permitted by the previous sentence shall not unreasonably interfere with the performance of the Executive's duties and, if so, the Executive, after consultation with the Board, will comply with the reasonable requests to cease or limit the service or activity.

     4.   Compensation and Benefits.  As compensation for all services performed
          -------------------------
by the Executive under this Agreement and performance of the Executive's duties and of the obligations to the Company and its subsidiaries, pursuant to this Agreement or otherwise and subject to Section 5 hereof:

            4.1.  Base Salary.  During the term hereof, the Company shall pay
                  -----------
     the Executive a base salary at the rate of $170,000 per year, payable in accordance with the payroll practices of the Company for its executives but no less than monthly and subject to increase at any time or from time to time by the Reporting Executive in his or her sole discretion. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary". The Base Salary payable to the Executive shall be prorated
      -----------
     for any subsequent period of service less than one full year.


            4.2.  Bonus Compensation.  During the term hereof, the Company from
                  ------------------
     time to time shall pay the Executive an annual bonus (the "Bonus").  The
                                                                -----
     Bonus will be calculated according to the Donnelley Enterprise Solutions Incorporated Employee Incentive Compensation Plan.

                4.2.1. Any compensation paid to the Executive as Bonus shall be in addition to the Base Salary. All bonus and benefit plans are subject to annual review and change by the Board relative to key strategic objectives for the year. Bonus payments to the Executive shall be prorated for any subsequent period of service less than one full year.

          4.3.  Vacations.  During the term hereof, the Executive shall be
                ---------
     entitled to four (4) weeks of vacation per annual vacation period of the Company, such vacation to be taken at such times and intervals as shall be determined by the Executive in the Executive's reasonable discretion. The Executive may not accumulate or carry over from one calendar year to another any unused, accrued vacation time, unless the Reporting Executive determines that business demands require deferral and carry over of vacation from any year into up to the first six (6) months of the succeeding year. The Executive shall not be entitled to compensation for vacation time not taken, except that upon termination of employment, the Executive shall be paid for all vacation time accrued but not taken.

          4.4.  Other Benefits.  During the term hereof and subject to any
                --------------
     contribution therefor generally required of executives of the Company, the Executive shall be entitled to participate in all employee benefit plans and other programs (including, but not limited to, any medical, dental, retirement, disability, life insurance, sick leave and other benefits) from time to time adopted by the Board and in effect for executives of the Company generally, except to the extent such plans are in a category of benefit otherwise already provided to the Executive. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies and (iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans at any time as the Board, in its sole judgment, determines to be appropriate.

          4.5.  Business Expenses.  The Company shall pay or reimburse the
                -----------------
     Executive for all reasonable business expenses incurred or paid by the Executive in the performance of the Executive's duties and responsibilities hereunder, subject to (i) any expense policy of the Company set by the Board from time to time, and (ii) such reasonable substantiation and documentation requirements as may be specified by the Board from time to time.

          4.6.  Severance.  In the event the Executive's employment with the
                ---------
     Company is (i) terminated by the Company other than for Cause in accordance with Section 5.4 or (ii) terminated by the Executive in accordance with
     Section 5.5, the Executive will be entitled to receive twenty-four (24) monthly payments equal to the Executive's then applicable Base Salary calculated on a monthly basis at the time of such termination (i.e., 1/12th of the Base Salary), paid on the last day of a calendar month.


     5.   Termination of Employment and Severance Benefits.  Notwithstanding the
          ------------------------------------------------
provisions of Section 2 hereof, the Executive's employment hereunder shall terminate prior to the expiration of the term of this Agreement under the following circumstances:

            5.1.  Retirement or Death.  In the event of the Executive's
                  -------------------
     retirement or death during the term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In the event of the Executive's retirement after the age of sixty-five, age fifty-five with the prior consent of the Board or death during the term hereof, the Company shall pay to the Executive (or in the case of death, the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to the Executive's estate) (i) Base Salary earned but unpaid through and including the date of such retirement or death, (ii) any amount payable pursuant to Section 4.6, (iii) any unpaid portion of any Bonus for any fiscal year preceding the year in which such retirement or death occurs that was earned but had not previously been paid and (iv) at the times the Company pays its executives bonuses in accordance with its general payroll policies, any Bonus which would have been paid had such retirement or death not occurred during the fiscal year of such retirement or death (pro-rated based on a formula, the numerator of which shall be the number of days during the fiscal year of such retirement or death in which the Executive was employed by the Company and the denominator of which shall be 365 or 366, as the case may be).

            5.2.  Disability.
                  ----------

                5.2.1. The Company may terminate the Executive's employment hereunder, upon written notice to the Executive, in the event that the Executive becomes disabled during the Executive's employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of the Executive's duties and responsibilities hereunder for an aggregate of one hundred eighty
          (180) days during any period of three hundred and sixty-five (365) consecutive calendar days.

                5.2.2. The Board may designate another employee to act temporarily in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to receive the

          Base Salary in accordance with Section 4.1 and to receive benefits in accordance with Section 4.5, to the extent permitted by the then current terms of the applicable benefit plans, until the Executive becomes eligible for disability income benefits under any disability income plan maintained by the Company or until the termination of the Executive's employment, whichever shall first occur. Upon becoming so eligible, or upon such termination, whichever shall first occur, the Company shall pay to the Executive (i) Base Salary earned but unpaid through and including the date of such eligibility or termination,
          (ii) any amount payable pursuant to Section 4.6, (iii) any unpaid portion of any Bonus for any fiscal year preceding the year in which such eligibility or termination occurs that was earned but had not previously been paid and (iv) at the times the Company pays its executives bonuses in accordance with its general payroll policies, any Bonus which would have been paid had disability not occurred during the fiscal year in which such eligibility or termination occurs (pro-rated based on a formula, the numerator of which shall be, as applicable, (i) the number of days from and including January 1 of the fiscal year in which such eligibility occurs to but excluding the date of such eligibility or (ii) the number of days on which the Executive was employed by the Company during the fiscal year in which such termination occurs and the denominator of which shall be 365 or 366, as the case may be).

               5.2.3. Except as provided in Section 5.2.2, while receiving disability income payments under any disability income plan maintained by the Company, the Executive shall not be entitled to receive any Base Salary under Section 4.1 or Bonus payments under Section 4.2 but shall continue to participate in the Company's benefit plans in accordance with Section 4.5 and the terms of such plans, until the termination of the Executive's employment. During the twelve (12) month period from and including the date of termination, the Company shall pay for the cost of the Executive's participation in the Company's group medical and dental plans, provided that the Executive is entitled to continue such participation under applicable law and the terms of such plan.

               5.2.4. If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of the Executive's duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician either (i) mutually selected by the Company and the Executive or the Executive's duly appointed guardian or (ii) failing mutual agreement, a physician selected by each of a physician selected by the Company and a physician selected by the Executive, to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit to such medical examination, the Board's determination of the issue shall be binding on the Executive.

          5.3.  By the Company for Cause.  The Company may terminate the
                ------------------------
     Executive's employment hereunder for Cause as provided in Section 11.2. If the Executive's employment hereunder is terminated for Cause, the Company shall have no further obligation or liability to the Executive relating to the Executive's employment hereunder, or the termination thereof, except that the Company shall pay to the Executive (i) Base Salary earned but unpaid through and including the date of termination, (ii) any amount payable pursuant to Section 4.6, and (iii) any other amounts accrued by the Executive but unpaid through and including the date of termination (it being understood that a Bonus does not accrue until December 31 of the year on which such Bonus is based).

          5.4.  By the Company other than for Cause.  The Company may terminate
                -----------------------------------
     the Executive's employment hereunder other than for Cause at any time after the Effective Date upon two weeks prior written notice to the Executive.
     In the event of such termination, then the Company shall pay the Executive
     (i) Base Salary earned but unpaid through and including the date of termination, (ii) any amount payable pursuant to Section 4.6, (iii) the amounts specified in Section 4.7, (iv) any unpaid portion of any Bonus for any fiscal year preceding the year in which such termination occurs that was earned but had not previously been paid, (v) at the times the Company pays its executives bonuses in accordance with its general payroll policies, any Bonus which would have been paid had termination not occurred during the fiscal year in which such termination occurs (pro-rated based on a formula, the numerator of which shall be the number of days during the fiscal year in which such termination occurs the Executive was employed by the Company and the denominator of which shall be 365 or 366, as the case may be), and (vi) any other amounts accrued by the Executive but unpaid through and including the date of termination. In addition, 100% of the number of shares of Common Stock subject to each option, including the Options, held by the Executive on the date of such termination and which are then unexercisable shall become exercisable as of the date of such termination, and such Options may be exercised for a period up to ninety
     (90) days following termination of the Executive's employment.

          5.5.  By the Executive upon Breach or for Good Reason.  The Executive
                -----------------------------------------------
     may terminate the Executive's employment hereunder (i) in the event that the Company fails to perform, in any material respect, its obligations under this Agreement, after written notice to the Company setting forth in reasonable detail the nature of such breach if such breach remains uncured for a period of 30 days following such written notice to the Company provided that said notice
                                                       --------
     shall not be required in the event of repeated, intentional or willful failure to perform by the Company, or (ii) there is a material diminution in the responsibilities, duties and powers of the Executive. In the event of termination in accordance with this Section 5.5, then the Company shall pay to the Executive (i) Base Salary earned but unpaid through and including the date of termination, (ii) any amount payable pursuant to
     Section 4.6, (iii) the amounts specified in Section 4.7, (iv) any unpaid portion of any Bonus for any fiscal year preceding the year in which such termination occurs that was earned but had not previously been paid, (v) at the times the Company pays its executives bonuses in accordance with its general payroll policies, any Bonus which would have been paid had termination not occurred during the fiscal year in which such termination occurs (pro-rated based on a formula, the numerator of which shall be the number of days during the fiscal year in which such termination occurs the Executive was employed by the Company and the denominator of which shall be 365 or 366, as the case may be), and (vi) any other amounts accrued by the Executive but unpaid through and including the date of termination. In addition, 100% of the number of shares of Common Stock subject to each option, including the Options, held by the Executive on the date of such termination and which are then unexercisable shall become exercisable as of the date of such termination, and such Options may be exercised for a period up to ninety (90) days following termination of the Executive's employment.

          5.6.  By the Executive Other than upon Breach or for Good Reason.  The
                ----------------------------------------------------------
     Executive may terminate the Executive's employment hereunder at any time upon ninety (90) days' written notice to the Company. In the event of termination of the Executive pursuant to this Section 5.6, the Board may elect to waive the period of notice, or any portion thereof, and, whether or not the Board so elects, the Company shall pay to the Executive (i) Base Salary for the full notice period, (ii) any amount payable pursuant to
     Section 4.6, (iii) at the times the Company pays its executives bonuses in accordance with its general payroll policies, any Bonus which would have been paid had termination not occurred during the fiscal year in which such termination occurs (pro-rated as set forth in Section 5.5 above), and (iv) any other amounts accrued by the Executive but unpaid through and including the date of termination.

          5.7.  Post-Agreement Employment.  In the event the Executive remains
                -------------------------
     in the employ of the Company or any of its Affiliates following termination of this Agreement, by the expiration of the term hereof or otherwise, then such employment shall be at will, unless otherwise agreed in writing.

          6.    Effect of Termination.  The provisions of this Section 6 shall
                ---------------------
     apply in the event of termination due to the expiration of the term of this Agreement, pursuant to Section 5 or otherwise.

          6.1.  Receipt of Certain Benefits.  It is the mutual intention of the
                ---------------------------
     Company and the Executive that the Executive receive the full benefit of the compensation and benefits provided to the Executive during the term hereof which compensation and benefits may be payable over periods beyond the particular year of employment. The Executive shall not be obligated to seek other employment by way of mitigation of the amounts due to the Executive nor shall the Executive's earnings after termination reduce the Company's obligations hereunder. Nothing in this Section 6.1 is intended or shall be construed to affect the rights and obligations of the Company and its Affiliates, on the one hand, and the Executive, on the other, with respect to any loans, stock pledge arrangements, option plans or other agreements to the extent said rights or obligations survive termination of employment under the provisions of the documents relating thereto.

          6.2.  Termination of Health and Welfare Benefits.  Except for medical
                ------------------------------------------
     and dental insurance coverage continued pursuant to Sections 5.2 hereof and any right of continuation of health coverage to the extent provided by Sections 601 through 608 of ERISA, health and welfare benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payments to the Executive following such date of termination pursuant to Section 5.

          6.3.  Survival of Certain Provisions.  Provisions of this Agreement
                ------------------------------
     shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including, without limitation, the obligations of the Executive under Sections 7 and 8 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Sections 4.7, 5.4 or 5.5 hereof is expressly conditioned upon the Executive's continued full performance of obligations under Sections 7 and 8 hereof. The Executive recognizes that, except as expressly provided in Section 4.7, 5.4 or 5.5, no compensation is earned after termination of employment.

     7.   Confidential Information; Intellectual Property.
          -----------------------------------------------

          7.1.  Confidentiality.  The Executive acknowledges that the Company
                ---------------
     and its Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company for protecting Confidential Information and shall never disclose to any Person (except as required by applicable law or for the proper performance of the Executive's duties and responsibilities to the Company and its Affiliates), or use for the Executive's own benefit or gain or otherwise use in a manner adverse to the interests of the Company and its Affiliates, any Confidential Information obtained by the Executive incident to the Executive's employment or other association with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after the Executive's employment terminates, regardless of the reason for such termination. Notwithstanding the foregoing, the Executive's covenant not to disclose Confidential Information does not apply to information which (i) becomes generally available to the public or otherwise becomes known through sources other than the Executive, (ii) is subsequently disclosed to the Executive by a source other than the Company who was under no duty of confidence or (iii) is required to be disclosed by the Executive through discovery in litigation or by order of a court or otherwise as required by law.

          7.2.  Return of Documents.  All documents, records, tapes and other
                -------------------
     media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates, provided, however, that Executive shall in all cases be entitled to retain copies of documents relating to the Executive's employment rights, compensation, benefits or other obligations of the Company to the Executive and the Executive to the Company. The Executive shall safeguard all Documents and shall surrender to the Company at the time the Executive's employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

          7.3.  Assignment of Rights to Intellectual Property.  The Executive
                ---------------------------------------------
     shall promptly and fully disclose all Intellectual Property to the Company. The Executive hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Executive's full right, title and interest in and to all Intellectual Property. The Executive agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. The Executive will not charge the Company for time spent in complying with these obligations. All copyrightable works that the Executive creates shall be considered "work made for hire".

     8.   Agreement not to Compete with the Business.  The Executive agrees that
          ------------------------------------------
during the term of the Executive's employment hereunder and for a period of two
(2) years following the date of termination thereof (the "Non-Competition
                                                          ---------------
Period"), the Executive will not, directly or indirectly (a) own, manage,
------
operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business, venture or activity which competes with the business of the Company, or any group, division or subsidiary of the Company, as described in the Company's Registration Statement on Form S-1 relating to the Company's initial public offering of Common Stock or, beginning with the Company's Annual Report on Form 10-K for the year ending December 31, 1996, the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission prior to the date (the "Date of Termination") the Executive's employment under this
               -------------------
Agreement is terminated (hereinafter, "Competitive Business") in the United
                                       --------------------
States or any other geographic area where such Competitive Business is being conducted at the Date of Termination or (b) recruit or otherwise seek to induce any employees of the Company or any of its subsidiaries to terminate their employment or violate any agreement with or duty to the Company or any of its subsidiaries. It is understood and agreed that, for the purposes of the foregoing provisions of this Section 8, (i) no business, venture or activity shall be deemed to be a Competitive Business unless not less than five percent of the Company's consolidated gross sales or operating income is derived from, or not less than five percent of the Company's consolidated assets are devoted to, such business, venture or activity; and (ii) no business, venture or activity conducted by any entity by which the Executive is employed or in which the Executive is interested or with which the Executive is connected or associated shall be deemed to be a Competitive Business unless it is one from which five percent or more of such entity's consolidated gross sales or operating income is derived, or to which five percent or more of such entity's consolidated assets are devoted; provided, however, that if the actual gross
                                 --------  -------
sales or operating income or assets of such entity derived from or devoted to such business, venture or activity is equal to or in excess of 10% of the most nearly comparable figure for the Company, such business, venture or activity of such entity shall be deemed to be a Competitive Business. Further, ownership of not more than five percent of the voting stock of any publicly held corporation shall not, of itself, constitute a violation of this Section 8.

     9.   Enforcement of Covenants.  The Executive acknowledges that the
          ------------------------
Executive has carefully read and considered all the terms and conditions of this Agreement, including without limitation the restraints imposed upon the Executive pursuant to Sections 7 and 8 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the

Company and its Affiliates and that the restraints are reasonable as to the definition of Competitive Business and length of time. The Executive further acknowledges that, were the Executive to breach any of the covenants or agreements contained in Sections 7 or 8 hereof, the damage to the Company could be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants or agreements. The parties further agree that in the event that any provision of Section 7 or 8 hereof shall be determined by any Court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     10.  Conflicting Agreements.  The Executive hereby represents and warrants
          ----------------------
that the execution of this Agreement and the performance of the Executive's obligations hereunder will not breach or be in conflict with any other agreement to which or by which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants that would affect the performance of the Executive's obligations hereunder. The Executive will not disclose to or use on behalf of the Company or any of its Affiliates any proprietary information of a third party without such party's consent.

     11.  Definitions.  Terms defined elsewhere in this Agreement are used
          -----------
herein as so defined. In addition, the following terms shall have the following meanings:

             11.1.  Affiliates.  "Affiliates" means all persons and entities
                    ----------
     directly or indirectly controlling, controlled by or under common control with the Company.

             11.2.  Cause.  The following events or conditions shall constitute
                    -----
     "Cause" for termination: (i) the willful refusal of the Executive to substantially perform the Executive's duties to the Company (other than any refusal resulting from the Executive's incapacity due to physical or mental illness), including the Executive's obligations under this Agreement or
     (ii) a willful and material breach by the Executive of Section 7.1, 7.3 or 8 or (iii) a conviction for fraud, embezzlement or other act of dishonesty by the Executive that causes material injury to the Company or any of its Affiliates or (iv) conviction of, or plea of nolo contendere to, any felony involving dishonesty or moral turpitude; or (v) the Executive's engaging in activities (A) which constitute a violation of any policy, rule or regulation adopted by the Company, including policies related to conflicts of interest, insider trading, reimbursement of business expenses and the like, or (B) which result in a material injury to the business, financial condition, results of operations or prospects of the Company or its Affiliates, as determined by the

     Board or a committee thereof.

          For purposes of this Section 11.2, no act or failure to act on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the actions or omissions were in the best interest of the Company.

          11.3. Confidential Information.  "Confidential Information" means any
                ------------------------
     and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information the disclosure of which would otherwise be adverse to the interests of the Company or any of its Affiliates. Confidential Information includes without limitation such information relating to (i) the services or products sold or offered by the Company or any of its Affiliates, (ii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iii) the identity and special needs of the customers of the Company and its Affiliates and (iv) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Affiliates have received belonging to others or which was received by the Company or any of its Affiliates with any understanding that it would not be disclosed.

          11.4. ERISA.  "ERISA" means the federal Employee Retirement Income
                -----
     Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section thereof any successor section thereto, collectively and as from time to time amended and in effect.

          11.5. Intellectual Property.  "Intellectual Property" means
                ---------------------
     inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Executive's employment that relate to either the business of the Company or any of its Affiliates or any prospective activity of the Company or any of its Affiliates.

          11.6. Person.  "Person" means an individual, a corporation, an
                ------
     association, a partnership, a limited liability company, an estate, a trust and any other entity or organization.

     12.  Withholding.  All payments made by the Company under this Agreement
          -----------
     shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

     13.  Miscellaneous.
          -------------

            13.1.  Assignment.  Neither the Company nor the Executive may make
                   ----------
     any assignment of this Agreement or any interest herein (provided, however, that nothing contained herein shall be construed to place any limitation or restriction on the transfer of the Common Stock in addition to any restrictions set forth in any agreement applicable to such shares) without the prior written consent of the other. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, and their respective successors, executors, administrators, heirs and permitted assigns.

            13.2.  Severability.  If any portion or provision of this Agreement
                   ------------
     shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such provision in such circumstances shall be deemed modified to permit its enforcement to the maximum extent permitted by law, and both the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable and the remainder of this Agreement shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            13.3.  Waiver; Amendment.  No waiver of any provision hereof shall
                   -----------------
     be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by the Executive and the Company.

            13.4.  Notices.  Any and all notices, requests, demands and other
                   -------
     communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or two business days after being deposited in the United States mail, postage prepaid, registered or certified, and addressed (a) in the case of the Executive, to Tom Munro at his home address or, (b) in the case of the Company, at its principal place of business and to the attention of the Chief Financial Officer; or to such other address as either party may specify by notice to the other.

          13.5.  Entire Agreement.  This Agreement constitutes the entire
                 ----------------
     agreement between the parties with respect to the terms and conditions of the Executive's employment and, except as otherwise provided herein, supersedes all prior communications, agreements and understandings, written or oral, with the Company with respect to the terms and conditions of the Executive's employment, including the Original Agreement.

          13.6.  Headings.  The headings and captions in this Agreement are for
                 --------
     convenience only and in no way define or describe the scope or content of any provision of this Agreement.

          13.7.  Counterparts.  This Agreement may be executed in any number of
                 ------------
     counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          13.8.  Governing Law.  This Agreement shall be governed by and
                 -------------
     construed in accordance with the domestic substantive laws of the State of Illinois without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.


THE COMPANY:             DONNELLEY ENTERPRISE SOLUTIONS INCORPORATED

                         By /s/ Rhonda I. Kochlefl
                         Name:  Rhonda Kochlefl
                         Title: Chairman, President & CEO

THE EXECUTIVE:           /s/ Thomas A. Munro
                         Thomas A. Munro